SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                December 22, 2003
                                -------- --- ----
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              ------ -------- ----
           (Name of Small Business Issuer as specified in its charter)

                                Nevada 86-0913802
                                -----------------
                (State or other jurisdiction of (I.R.S. employer incorporation or organization identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608


                          2501 Dunlap Avenue, Suite 102
                                   Phoenix, AZ
                            Telephone (602) 678-5544

                                       and

                       4131 North 24th Street, Suite C-202
                                Phoenix, AZ 85016
                            Telephone (602) 288-7247
               --------------------------------------------------
                         (Former name or former address)

In this current report references to "Viking," "we," "us," and "our" refer to Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

General

     On December 22, 2003, Viking entered into an Asset Purchase Agreement ("Purchase Agreement") with Vista Medical Systems, Inc. ("Vista"), a Delaware corporation. Pursuant to the Purchase Agreement, Viking agreed to purchase, subject to the terms and conditions of the Purchase Agreement, certain assets used by Vista in its medical device and technology business (the "Medical Technology Business"). In addition to the purchase of assets from Vista, Viking will, at the closing of the acquisition, enter into a "License Agreement" with Vista whereby Viking will have the exclusive, worldwide license to commercialize certain intellectual property owned by Vista which is used in the Medical Technology Business. The closing of the Purchase Agreement is subject to several conditions, including but not limited to, approval by Vista's stockholders and accordingly, there can be no assurance that the agreed upon acquisition will be completed. If all conditions of the Purchase Agreement are fulfilled or waived, we anticipate that the Purchase Agreement will close at the end of January or the first part of February 2004.

Description of Business

     We have agreed to purchase assets and licensing technologies from Vista that will, upon closing, allow us to operate the Medical Technology Business. We intend, through our operations of the Medical Technology Business, to develop, manufacture and market products which provide surgeons and interventional physicians performing complex minimally invasive procedures with a more effective, ergonomic method of visualization of anatomical structures. Our products will involve 3-D Visualization which is generally regarded as a critical enabler to the broader adoption of complex minimally invasive procedures in numerous clinical specialties.

     We anticipate that our principal product line related to the Medical Technology Business will be the Endosite Advanced Visualization and Information System for general surgery, which combines a stereo head mounted display with 3-D video cameras to provide critical visual information during complex minimally invasive procedures, combined with the real-time ability to view new additional information in a voice-controlled, picture-in-picture format to facilitate decision-making. The V head mounted display, incorporating picture-in-picture capability and voice control, is designed to give the surgeon ergonomic real-time access to such critical information, integrated with the anatomical images generated by the endoscopic camera systems.

     All necessary 510(k) clearances and CE marks which are required to market the components of the EndoSite System have been received.

General Terms of the Purchase Agreement

     The Purchase Agreement provides that Viking will acquire from Vista, the assets relating to the Medical Technology Business for the following considerations: (i) cash in an amount not exceeding $400,000; (ii) the issuance of approximately 3,054,000 shares of our common stock to Vista; and (iii) the assumption of certain liabilities relating to the Medical Technology Business and the assets purchased. The closing of the purchase is subject to several conditions including the approval of the transaction by the stockholders of Vista. Vista anticipates that it will hold a Special Meeting of Stockholders during the last week of January to consider and vote upon the sale of assets pursuant to the Purchase Agreement..

     The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company provided corporate documentation to the other for due diligence purposes. Also, Vista agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction.

     Currently 27 employees of Vista are employed in the Medical Technology Business. One of these employees will retain employment with Vista and we will offer the remaining employees employment in our operation of the Medical Technology Business.

     We have agreed to appoint John Lyons, the CEO of Vista, to our board of directors at the time of the closing of the purchase transaction.

     A copy of the Purchase Agreement is attached hereto as an exhibit.

License Agreement


     In addition to the assets we are purchasing from Vista, we are also licensing certain "Intellectual Property" from Vista. The Intellectual Property we are licensing includes any and all patents, patent registrations, patent applications, data rights, utility models, business processes, trademarks, trade secrets, know how, trade names, registered or unregistered designs, mask works, copyrights, moral rights and any other form of proprietary protection afforded by law to intellectual property, or any applications therefore, which arises or is enforceable under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime which relate to the Medical Technology Business.

     The License Agreement, which will be effective on the date of closing of Purchase Agreement, requires us to pay a royalty of 5% of gross revenues (as defined in the License Agreement) for certain product sales transactions and 10% of gross revenues for other product sales transactions. The License Agreement grants us the worldwide, exclusive license to use the Intellectual Property to manufacture, market, sublicense or otherwise commercialize products using the technology included in the Intellectual Property. The License Agreement provides for minimum annual royalties ranging from $175,000 to $375,000 per year.

     The royalties agreed to in the License Agreement are to be paid until the earlier of the date on which we have paid Vista an aggregate of Four Million Five Hundred Thousand Dollars ($4,500,000) or the fifth anniversary of effective date of the License Agreement. ("Total Royalty"). If we pay Vista the Total Royalty, Vista is required to assign and transfer to us all of Vista's rights, title and interests in and to the Intellectual Property for no additional consideration.

     If we fail to pay the required minimum royalties are otherwise breach the License Agreement, Vista may terminate the license.

Consideration for the Acquisition

     The consideration we are to pay Vista pursuant to the Purchase Agreement was negotiated at "arms length" and our management relied on representations made by Vista's management and other documents and information provided to us. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the assets. These factors included the relative value of the assets, the present and past operations of the Medical Technology Business, the future potential of the Medical Technology Business, the continued employment of employees of the Medical Technology Business, and the potential benefit of the transaction to the stockholders of Viking.

     Our board of directors determined that the terms of the Purchase Agreement and License Agreement are reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement and License Agreement are fair from a financial point of view.

     In order to fund the cash portion of the purchase price of the assets, we will sell 5,000,000 shares of our Series A Convertible Preferred Stock to Donald Tucker for $400,000. "See Item 5 of this Form 8-K".

Interests of Certain Persons

     Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between Viking or any of our directors, executive officers or their affiliates, on the one hand, and Vista or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

Series A Convertible Preferred Stock

     Donald E. Tucker has provided us with funds to be used to pay professional fees related to various corporate filings and to pay for other corporate expenses. In exchange for such funds, we issued Mr. Tucker 3,200,000 shares of our common stock at a price of $.02 per share. In order to fund the cash portion of the purchase price of the assets we are purchasing from Vista, we need to raise an additional $400,000. We have requested that Mr. Tucker purchase additional shares of our capital stock in the amount of $400,000 to provide us with the funds necessary to make such cash payment. Mr. Tucker has agreed to make such additional investment in Viking on the same terms and conditions as his initial purchase of 3,200,000 shares of our common stock.

     We do not currently have sufficient shares of common stock authorized for issuance to Mr. Tucker to fund the $400,000 requirement of the acquisition of assets. We do have 5,000,000 shares of preferred stock authorized which may be designated in one or more series with such characteristics as determined appropriate by our board of directors. Our board of directors has determined that it is in the best interests of Viking and it shareholders to designate and establish a Series A Preferred Stock. We have granted Mr. Tucker an option to purchase 5,000,000 shares of our Series A Preferred Stock. The Series A
Preferred Stock consists of 5,000,000 shares of Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of our common stock the basis of one share of Series A Preferred Stock convertible into 4 shares of common stock. Each share of Series A Preferred Stock has four votes in all matters submitted to shareholders for a vote. Dividends do not accrue on the Series A Preferred Stock.

     In order to have a sufficient number of shares of common stock authorized for issuance in conversion of the Series A Preferred Stock, and for use in future financing transactions, we intend to seek shareholder consent to amend our Articles of Incorporation to increase the number of shares of our common stock, and the number of shares of preferred stock, authorized.

Appointment of Director

     On December 18, 2003, our board of directors appointed Daniel F. Crowley as a director of Viking to replace interim director Mark A. Scharmann. Mr. Scharmann had been serving as an interim director until a permanent director could be appointed to our board of directors. Biographical information about Mr. Crowley is as follows:

     Daniel F Crowley - Mr. Crowley, age 54, has been a private investor and business consultant since 2002. Mr. Crowley is a principal in and co-founder of Spectrum Partners LLC, a business strategy and development advisory firm, specializing in the transportation and logistics industry, with offices in Scottsdale, Arizona. Prior to Spectrum Partners LLC, Mr. Crowley was Executive VP & CFO at BAX Global from 1998 through 2002.
     Previous positions include senior management positions with Frito-Lay International, and Grand Metropolitan PLC companies including The Pillsbury Company and Pearle Vision. Mr. Crowley has a CPA from the State of New

     York, a MBA in Finance from Columbia University Graduate School of Business, and a BA from Columbia College.

Grant of Incentive Options

     On December 18, 2003, Viking's board of directors granted stock options to Thomas B. Marsh, the president and a director of Viking, and Daniel F. Crowley, a director of Viking. Each option is exercisable at $.02 per share and expires December 31, 2008. Mr. Marsh's option is for 1,000,000 shares of Viking's common stock and Mr. Crowley's option is for 200,000 shares of Viking' common stock. Each option agreement provides for registration rights on Form S-8 for the shares underlying such options.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements: N/A

(b) Proforma Financial Statements: N/A

(c) Exhibits.

        Exhibit No.            Title

        2.1                    Asset Purchase Agreement
        10.1                   Patent and Technology License Agreement
        10.2                   Stock Option Agreement - Donald E. Tucker
        10.3                   Stock Option Agreement - Thomas B. Marsh
        10.4                   Stock Option Agreement - Daniel F. Crowley
        99.1                   Press Release regarding Asset Purchase Agreement

ITEM 9.  REGULATION FD DISCLOSURE

     Attached here to as Exhibit 99.1 is a Press Release regarding the execution of the Asset Purchase Agreement described in Item 2 of this Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2003                  VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       -------------------------------
                                           Thomas B. Marsh,
                                           President/Chairman of the Board